Exhibit 99.1-Press Release

[1-800-FLOWERS.COM, Inc. LOGO]

Investor Contact:         Media Contacts:
Joseph D. Pititto         Ken Young                Mike Rosen, Bratskeir & Co.
(516) 237-6131            (516) 237-6102           (212) 233-2939 (Ext. 2939)
E-mail: invest@1800flowers.com  kyoung@1800flowers.com  mrosen@bratskeir.com




1-800-FLOWERS.COM(R) Reports Record Revenues of $213 Million for its Fiscal 2004 Second Quarter Driven by Online Revenue Growth of 20 Percent; EPS Grew 33 percent to $0.20

Company acquired approximately 1.2 million new customers; Repeat customers represented 48.6 percent of combined online and telephonic orders

Company reaffirms full fiscal-year guidance which calls for total revenue growth in a range of 7-to-10 percent and EPS growth of more than 75 percent


Westbury, NY, January 20, 2004 - 1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), a leading multi-channel retailer of thoughtful gifts for all occasions, today reported record revenues of $213.2 million in its recent fiscal second quarter ended December 28, 2003. The revenue figure represents total growth of 8 percent compared with revenue of $197.4 million in the prior year period. Online revenues increased 20 percent to $90.9 million compared with $75.8 million in the second quarter of 2003. Telephonic revenues were $113.4 million, essentially flat compared with $114.0 million reported in the prior year period, reflecting the increasing utilization of the Company's online channels.

During the quarter, the Company achieved double-digit sales growth in all of its key gift product categories including floral gifts, its expanded gift food offering; unique children's gifts, gift baskets and gift packs, and its growing collection of premium gift brands, including Lenox, Waterford and Godiva. Sales of the Company's high-margin home decor gift items, however, came in below expectations. As a result of this sales mix, the Company's gross profit margin for the quarter was 44.9 percent, compared with 45.6 in the prior year period. The slightly lower gross profit margin was offset by continued improvements in the Company's operating expense ratio, which declined 220 basis points to 38.3 percent. This reduction of operating expenses as a percentage of total sales, combined with the solid sales growth, enabled the Company to achieve fully diluted EPS of $0.20, representing growth of 33 percent compared with $0.15 earned in the prior year period.

Jim McCann, CEO of 1-800-FLOWERS.COM, said, "We are pleased with our ability to grow our organic business by a solid 8 percent during the recent holiday quarter. Importantly, this growth was driven by our online channel which increased 20 percent compared with the prior year quarter. Also, we achieved double-digit growth in all of the gift product categories that we have identified as our primary growth areas for the future, including our expanded food-gift offering, gift baskets and gift packs, unique children's gifts and flowers."

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

1-800-FLOWERS.COM Reports Record Revenue of $213 Million for its Fiscal 2004 Sec01-ond Quarter, pg. 2:


McCann said that the Company continues to be focused on growing its bottom-line metrics at a rate significantly higher than its sales growth. "Our emphasis on leveraging our infrastructure to further reduce our operating expense ratio enabled us to grow EPS for the quarter by 33 percent despite a sales mix that produced a slightly lower gross profit margin," noted McCann. "In addition, we continued to strengthen our balance sheet, ending the period with more than $100 million in cash and investments and our inventory was less than $19 million."

The combination of the Company's convenient, multi-channel customer access and its expanded gift offerings helped attract 1.2 million new customers during the second quarter, 48 percent of whom (approximately 570,000) came to the Company online. Approximately 2.3 million customers placed orders during the period of which 48.6 percent were repeat customers, up from 46.9 percent in the second quarter of fiscal 2003. This reflects the Company's emphasis on deepening its relationship with existing customers through all of its marketing and selling efforts. During the quarter, customers continued to embrace the Company's expanded offering of gifts resulting in approximately 66 percent of combined online and telephonic revenues coming from non-floral gifts.

Company Guidance:
The Company reaffirmed its full-year guidance, which calls for organic revenue growth in a range of 7-to-10 percent and EPS growth in excess of 75 percent compared with fiscal 2003.

"As we enter the second half of our fiscal year, it is worth noting that, unlike most specialty retail companies, we have two strong quarters ahead of us. Our current fiscal third quarter includes the busy Valentine's holiday, followed by the Spring quarter - our second largest in terms of revenue and earnings - which includes such important gift-giving occasions as Easter, Passover, Administrative Professional's Week, Mother's Day and Father's Day.

"Looking forward, we believe we are well positioned to deliver solid, sustainable revenue growth and increasingly strong profitability and thereby enhance shareholder value," said McCann.

About 1-800-FLOWERS.COM(R)
For more than 25 years, 1-800-FLOWERS.COM has helped millions of customers connect to the people they care about with a broad range of thoughtful gifts, award-winning customer service and its unique technology and fulfillment infrastructure. The Company's product line - including flowers, plants, gourmet foods, candies, gift baskets and other unique gifts - is available to customers around the world via: the Internet (www.1800flowers.com); by calling 1-800-FLOWERS(R) 24 hours a day; or by visiting one of the Company-operated or franchised stores. The Company's collection of thoughtful gifting brands includes home decor and garden merchandise from Plow & Hearth(R) (www.plowandhearth.com), premium popcorn and other food gifts from The Popcorn Factory(R) (www.thepopcornfactory.com), gourmet food products from GreatFood.com(R) (www.greatfood.com), and children's gifts from HearthSong(R) (www.hearthsong.com) and Magic Cabinsm (www.magiccabin.com). The Company's Class A common stock is listed on the NASDAQ National Market (ticker symbol "FLWS").

Special Note Regarding Forward-Looking Statements:
A number of statements contained in this press release, other than statements of historical fact, are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially from those

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

1-800-FLOWERS.COM Reports Record Revenue of $213 Million for its Fiscal 2004 Second Quarter, pg. 3:



expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the Company's ability to achieve solid, cost efficient growth; its ability to maintain and enhance its online shopping web sites to attract customers; its ability to successfully introduce new products and product categories; its ability to maintain and enhance profit margins for its various products; its ability to provide timely fulfillment of customer orders; its ability to cost effectively acquire and retain customers; its ability to continue growing revenues; its ability to compete against existing and new competitors; its ability to manage expenses associated with necessary general and administrative and technology investments; its ability to cost efficiently manage inventories; its ability to achieve enhanced bottom line results; its ability to leverage its operating infrastructure; its ability to achieve its stated results guidance for fiscal 2004, and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products. For a more detailed description of these and other risk factors, please refer to the Company's SEC filings including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company expressly disclaims any intent or obligation to update any of the forward looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

                                                         (See Attached Tables)

1-800-FLOWERS.COM Reports Record Revenue of $213.2 Million for its Fiscal 2004 Second Quarter, pg. 4:

                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets
                                 (In thousands)


                                                                                     December 28, 2003   June 29,
                                                                                                           2003
                                                                                    ------------------ -------------
                                                                                         (Unaudited)

Assets
Cash and equivalents                                                                          $84,696       $49,079
Short-term investments                                                                          7,870        12,139
Receivables, net                                                                               15,686         7,767
Inventories                                                                                    18,429        20,370
Prepaid and other current assets                                                                2,750         2,208
                                                                                        -------------- -------------
    Total current assets                                                                      129,431        91,563

Property, plant and equipment, net                                                             43,202        46,500
Investments                                                                                    10,508        19,471
Capitalized investment in leases                                                                  215           276
Goodwill                                                                                       37,692        37,692
Other intangibles, net                                                                          2,895         3,211
Other assets                                                                                   15,318        16,083
                                                                                        -------------- -------------
    Total assets                                                                             $239,261      $214,796
                                                                                        ============== =============

Liabilities and stockholders' equity Current liabilities:
     Accounts payable and accrued expenses                                                    $77,816       $61,663
     Current  maturities of long-term  debt and  obligations  under capital
      leases                                                                                    2,871         3,025
                                                                                        -------------- -------------
     Total current liabilities                                                                 80,687        64,688

Long-term debt and obligations under capital leases                                             7,834         9,124
Other liabilities                                                                               3,915         3,696
                                                                                        -------------- -------------
   Total liabilities                                                                           92,436        77,508
Total stockholders' equity                                                                    146,825       137,288
                                                                                        -------------- -------------
                                                                                                       -------------
Total liabilities and stockholders' equity                                                   $239,261      $214,796
                                                                                        ============== =============






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


1-800-FLOWERS.COM Reports Record Revenue of $213.2 Million for its Fiscal 2004 Second Quarter, pg. 5:


                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                         Selected Financial Information
                        Consolidated Statements of Income
                    (In thousands, except for per share data)
                                   (Unaudited)

                                                                 Three Months Ended                     Six Months Ended
                                                        -------------------------------------  -----------------------------------
                                                            December 28,       December 29,       December 28,    December 29,
                                                                2003             2002                2003            2002
                                                          ----------------- ------------------ ----------------- -----------------
Net revenues:
  Online                                                         $90,878         $75,750          $139,814         $116,550
  Telephonic                                                     113,374         113,999           153,745          156,530
  Retail/fulfillment                                               8,930           7,680            14,783           13,574
                                                            -------------   -------------      ------------     ------------
       Total net revenues                                        213,182         197,429           308,342          286,654
Cost of revenues                                                 117,550         107,335           173,643          159,882
                                                            -------------   -------------      ------------     ------------
Gross profit                                                      95,632          90,094           134,699          126,772

Operating expenses:
  Marketing and sales                                             66,762          64,978            95,608           93,931
  Technology and development                                       3,503           3,415             6,934            6,993
  General and administrative                                       7,577           7,462            15,356           14,869
  Depreciation and amortization                                    3,843           4,068             7,760            8,097
                                                            -------------   -------------      ------------     ------------
       Total operating expenses                                   81,685          79,923           125,658          123,890
                                                            -------------   -------------      ------------     ------------
Operating income                                                  13,947          10,171             9,041            2,882

Other income (expense):
   Interest income                                                   223             284               415              635
   Interest expense                                                (186)           (262)             (419)            (576)
   Other                                                            (14)           (106)             (213)            (148)
                                                            -------------   -------------      ------------     ------------
Total other income (expense), net                                     23            (84)             (217)             (89)
                                                            -------------   -------------      ------------     ------------
Income before income taxes                                        13,970          10,087             8,824            2,793
Income taxes                                                       (292)               -             (292)                -
                                                            -------------   -------------      ------------     ------------
Net income                                                        13,678         $10,087            $8,532           $2,793
                                                            =============   =============      ============     ============



Net income per common share:
          Basic                                                    $0.21           $0.15             $0.13            $0.04
                                                            =============   =============      ============     ============

          Diluted                                                  $0.20           $0.15             $0.12            $0.04
                                                            =============   =============      ============     ============

Weighted average shares used in the calculation
of net income per common share:
          Basic                                                   65,881          65,522            65,828           65,500
                                                            =============   =============      ============     ============
          Diluted                                                 69,074          67,804            68,811           67,704
                                                            =============   =============      ============     ============


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


1-800-FLOWERS.COM Reports Record Revenue of $213.2 Million for its Fiscal 2004 Second Quarter, pg. 6:



                    1-800-FLOWERS.COM, Inc. and Subsidiaries
                         Selected Financial Information
                      Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (Unaudited)

                                                                                          Six Months Ended
                                                                                   --------------------------------
                                                                                    December 28,     December 29,
                                                                                        2003             2002
                                                                                   ---------------   --------------

Operating activities:
Net income                                                                                $8,532            $2,793
Reconciliation of net income to net cash provided by
  operations:
  Depreciation and amortization                                                            7,760             8,097
  Bad debt expense                                                                           279               317
   Other non-cash items                                                                      157               187
   Changes in operating items:
       Receivables                                                                        (8,198)           (6,339)
       Inventories                                                                         1,941            (4,761)
       Prepaid and other                                                                    (542)             (617)
       Accounts payable and accrued expenses                                              16,154            13,315
       Other assets                                                                          619               648
       Other liabilities                                                                     219             1,553
                                                                                   ---------------   --------------
  Net cash provided by operating activities                                               26,921            15,193


Investing activities:
Purchase of investments                                                                  (23,018)          (18,364)
Sale of investments                                                                       36,250            38,434
Capital expenditures, net of non-cash expenditures                                        (4,296)           (3,522)
Other                                                                                        145               132
                                                                                   ---------------   --------------
  Net cash provided by investing activities                                                9,081            16,680


Financing activities:
Proceeds from employee stock options/stock purchase plan
                                                                                           1,005               333
Repayment of notes payable and bank borrowings                                              (528)             (466)
Payment of capital lease obligations                                                        (862)           (1,192)
                                                                                   ---------------   --------------
  Net cash used in financing activities                                                     (385)           (1,325)
                                                                                   ---------------   --------------
Net change in cash and equivalents                                                        35,617            30,548
Cash and equivalents:
  Beginning of period                                                                     49,079            40,601
                                                                                   ---------------   --------------
  End of period                                                                          $84,696           $71,149
                                                                                   ===============   ==============




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